POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8

As filed with the Securities and Exchange Commission on September 19, 2008

Registration No. 333-108204
333-115391

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT No. 333-108204

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT No. 333-115391

Commission file number: 000-49634

RENOVO HOLDINGS

(Name of small business issuer in its charter)

Nevada	90-0224622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1081 S Cimmaron, #B5
Las Vegas, NV	89145
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: 702-285-3817

Consultant and Employee Stock Compensation Plan

2004 Consultant and Employee Stock Compensation Plan

(Full Title of the Plan)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Accelerated filer  ☐ Non-accelerated filer  ☐ Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Renovo Holdings (the “Company”) is filing this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 to deregister the shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) that remain unsold. Shares were originally registered under the Form S-8 for issuance pursuant the 2003 and 2004 Consultant and Employee Stock Compensation Plan, File Number 333-108204 and File Number 333-11539. The offerings contemplated under each of the offerings have terminated, and any and all remaining securities are hereby removed from registration.

As no securities are being registered herein, the sole purpose being to terminate and deregister, the disclosure requirements for exhibits under Regulation S-K Item 601 are inapplicable to this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas State of Nevada, on the 19th day of September, 2008.

NAME	OFFICE	DATE

/s/ Rodrigo Makarios	CEO/President	September 19, 2008
Rodrigo Makarios	Secretary/Treasurer Chief Accounting Officer Director